UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DragonWave Inc.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. EmployerIdentification No.)

411 Legget Drive, Suite 600 Ottawa, Ontario	K2K 3C9
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-162115

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered consist of common shares, no par value (“Common Shares”) of DragonWave Inc. (“the “Registrant”).  The description of the Registrant’s Common Shares under the section captioned “Description of Securities Being Distributed” in the prospectus included in the Registrant’s registration statement on Form F-10 (File No. 333-162115) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on September 24, 2009, as subsequently amended by any amendments to such Registration Statement, is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit Number	Description of Exhibit

4.1	Shareholder Rights Plan Agreement dated as of January 29, 2009 between DragonWave Inc. and Computershare Services Inc. as Rights Agent.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 13, 2009

DRAGONWAVE INC.

By:	/s/ Russell Frederick
Russell Frederick
Chief Financial Officer